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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12 (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          Implant Sciences Corporation
             (Exact Name of Registrant as Specified in Its Charter)

             Massachusetts                                                40-2837126
(State of Incorporation or Organization)                    (I.R.S. Employer Identification no.)



           107 Audubon Road, #5
         Wakefield, Massachusetts                                            01880
(Address of Principal Executive Offices)                                  (Zip Code)



         If this form relates to the                          If this form relates to the
         registration of a class of securities                registration of a class of securities
         pursuant to Section 12(b) of the                     pursuant to Section 12(g) of the
         Exchange Act and is effective                        Exchange Act and is effective
         pursuant to General Instruction                      pursuant to General Instruction
         A.(c), please check the following                    A.(d), please check the following
         box.  [X]                                            box.  [X]


Securities Act registration statement file number to which this form relates:
333-64499
(If applicable)


Securities to be registered pursuant to Section 12(b) of the Act:


     Title of Each Class                                     Name of Each Exchange on Which
     to be so Registered                                     Each Class is to be Registered
     -------------------                                     ------------------------------
Units, each consisting of one
share of Common Stock and
one Redeemable Common
Stock Purchase Warrant                                       The Boston Stock Exchange, Inc.

Common Stock,
$.10 par value per share                                     The Boston Stock Exchange, Inc.

Redeemable Common Stock
Purchase Warrants                                            The Boston Stock Exchange, Inc.

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Securities to be registered pursuant to Section 12(g) of the Act:

     Title of Each Class                                   Name of Each Exchange on Which
     to be so Registered                                   Each Class is to be Registered
     -------------------                                   ------------------------------
Units, each consisting of one
share of Common Stock and
one Redeemable Common
Stock Purchase Warrant                                     The Nasdaq SmallCap Market

Common Stock,
$.10 par value per share                                   The Nasdaq SmallCap Market

Redeemable Common Stock
Purchase Warrants                                          The Nasdaq SmallCap Market
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The information required by Item 202 of Regulation S-B is provided under the heading "Description of Securities" in the Registrant's Registration
Statement on Form SB-2, Registration No. 333-64499, as initially filed with the Securities and Exchange Commission on September 29, 1998 and subsequently amended (the "Registration Statement"). The Registration Statement is incorporated herein by reference.

ITEM 2.  EXHIBITS.
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
         1. *        Restated Articles of Organization of the Registrant
         2. *        By-Laws of the Registrant
         3. *        Specimen certificate for the Common Stock of the Registrant
         4. *        Specimen certificate for the Redeemable Common Stock Purchase Warrants of the
                     Registrant
         5. *        Specimen certificate for the Units of the Registrant
         6. *        Armini Voting Trust Agreement, dated November 1, 1991










* Incorporated herein by reference to the Exhibits to the Registration Statement on Form SB-2 (Registration No. 333-64499) of the Registrant.
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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                            IMPLANT SCIENCES CORPORATION



Date      June 23, 1999                     By   /s/  Anthony J. Armini
     ----------------------------                ----------------------------
                                                 Anthony J. Armini